Exhibit 99.1
MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
MGM Resorts International (“MGM” or “the Company”) is a Delaware corporation incorporated in 1986 that acts largely as a holding company and, through subsidiaries, owns and operates integrated casino, hotel, and entertainment resorts across the United States and in Macau.

Prior to the VICI Transaction (as defined below), MGM Growth Properties LLC (“MGP”), was a consolidated subsidiary of the Company. Substantially all of MGP’s assets were owned by and substantially all of its operations were conducted through its subsidiary MGM Growth Properties Operating Partnership LP (the “Operating Partnership”). Pursuant to a master lease agreement between a subsidiary of MGM and a subsidiary of MGP, the Company leased the real estate assets of The Mirage, Luxor, New York-New York, Park MGM, Excalibur, The Park, Gold Strike Tunica, MGM Grand Detroit, Beau Rivage, Borgata, Empire City, MGM National Harbor, MGM Northfield Park, and MGM Springfield (the “Properties”). On April 29, 2022, the Company completed a series of transactions (collectively the “VICI Transaction”) with VICI Properties Inc. (“VICI”) pursuant to which VICI acquired MGP in a stock-for-stock transaction. MGP Class A shareholders received 1.366 shares of newly issued VICI stock in exchange for each MGP Class A share outstanding and MGM received 1.366 units of the new VICI operating partnership (“VICI OP”) in exchange for each Operating Partnership unit held by MGM. In connection with the exchange, VICI OP redeemed the majority of MGM’s VICI OP units for cash consideration of $4.4 billion, with MGM retaining approximately 12 million VICI OP units, or an approximate 1% ownership in VICI OP. MGP’s Class B share, which was held by MGM and which represented a majority of the voting power of MGP’s shares, was cancelled. Accordingly, the Company no longer holds a controlling interest in MGP and will deconsolidate MGP.

In connection with the transaction, the Company entered into an amended and restated master lease with VICI (such lease, the “VICI Master Lease”). The VICI Master Lease has an initial term of 25 years, with three 10-year renewals, and initial annual rent of $860 million, escalating annually at a rate of 2% per annum for the first 10 years and thereafter equal to the greater of 2% and the CPI increase during the prior year subject to a cap of 3%. The lease has a triple-net structure, which requires the Company to pay substantially all costs associated with each property, including real estate taxes, insurance, utilities and routine maintenance, in addition to the rent. Additionally, the Company is required to pay the rent payments under the ground leases of the Borgata, Beau Rivage, and National Harbor.

The following unaudited pro forma condensed consolidated financial information was derived from, and should be read in conjunction with, the Company’s consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the three months ended March 31, 2022.

MGM Resorts International and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2022
(in thousands)

	Historical	Transaction Accounting Adjustments	Item in Note 2	Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$2,719,115	$4,396,386	(a),(b)	$7,115,501
Restricted cash	500,101	—		500,101
Accounts receivable, net	593,466	(2)	(b)	593,464
Inventories	102,050	—		102,050
Income tax receivable	234,659	(901)	(b)	233,758
Prepaid expenses and other	365,554	(330)	(b)	365,224
Total current assets	4,514,945	4,395,153		8,910,098

Property and equipment, net	14,144,526	(9,180,973)	(b),(c)	4,963,553

Other assets
Investments in and advances to unconsolidated affiliates	1,008,144	(818,053)	(b)	190,091
Goodwill	3,474,861	—		3,474,861
Other intangible assets, net	3,555,466	—		3,555,466
Operating lease right-of-use assets, net	11,438,442	12,214,372	(b),(c)	23,652,814
Other long-term assets, net	513,621	370,503	(a),(b)	884,124
Total other assets	19,990,534	11,766,822		31,757,356
	$38,650,005	$6,981,002		$45,631,007
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$281,225	$(151)	(b)	$281,074
Construction payable	20,703	—		20,703
Current portion of long-term debt	1,250,000	—		1,250,000
Accrued interest on long-term debt	169,630	(51,619)	(b)	118,011
Other accrued liabilities	1,878,043	(46,177)	(a),(b),(c)	1,831,866
Total current liabilities	3,599,601	(97,947)		3,501,654

Deferred income taxes, net	2,442,618	502,507	(b),(d)	2,945,125
Long-term debt, net	10,507,140	(4,168,857)	(b)	6,338,283
Operating lease liabilities	11,810,047	12,099,050	(b),(c)	23,909,097
Other long-term obligations	280,077	86,255	(c)	366,332
Redeemable noncontrolling interests	130,898	—		130,898
Stockholders' equity
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 430,562,057 shares	4,306	—		4,306
Capital in excess of par value	761,559	—		761,559
Retained earnings	4,321,482	1,715,197	(a),(b),(d)	6,036,679
Accumulated other comprehensive loss	(22,007)	11,723	(b)	(10,284)
Total MGM Resorts International stockholders' equity	5,065,340	1,726,920		6,792,260
Noncontrolling interests	4,814,284	(3,166,926)	(b)	1,647,358
Total stockholders' equity	9,879,624	(1,440,006)		8,439,618
	$38,650,005	$6,981,002		$45,631,007

See accompanying notes to unaudited pro forma condensed consolidated financial information.

MGM Resorts International and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2022
(in thousands, except per share amounts)

		Transaction Accounting	Item in
	Historical	Adjustments	Note 2	Pro Forma
Revenues
Casino	$1,420,910	$—		$1,420,910
Rooms	557,073	—		557,073
Food and beverage	492,854	—		492,854
Entertainment, retail and other	371,566	—		371,566
Reimbursed costs	11,906	—		11,906
	2,854,309	—		2,854,309
Expenses
Casino	674,365	—		674,365
Rooms	196,113	—		196,113
Food and beverage	368,662	—		368,662
Entertainment, retail and other	218,749	—		218,749
Reimbursed costs	11,906	—		11,906
General and administrative	776,837	274,848	(aa),(bb)	1,051,685
Corporate expense	111,241	(2,782)	(bb)	108,459
Preopening and start-up expenses	434	—		434
Property transactions, net	54,738	(1,546)	(bb)	53,192
Depreciation and amortization	288,638	(72,933)	(aa),(bb)	215,705
	2,701,683	197,587		2,899,270
Loss from unconsolidated affiliates	(46,838)	(38,936)	(bb)	(85,774)
Operating income (loss)	105,788	(236,523)		(130,735)
Non-operating income (expense)
Interest expense, net of amounts capitalized	(196,091)	62,357	(aa),(bb)	(133,734)
Non-operating items from unconsolidated affiliates	(15,133)	13,524	(bb)	(1,609)
Other, net	34,302	(29,079)	(bb)	5,223
	(176,922)	46,802		(130,120)
Loss before income taxes	(71,134)	(189,721)		(260,855)
Benefit for income taxes	36,341	29,323	(bb),(dd)	65,664
Net loss	(34,793)	(160,398)		(195,191)
Less: Net loss attributable to noncontrolling interests	16,777	69,428	(bb)	86,205
Net loss attributable to MGM Resorts International	$(18,016)	$(90,970)		$(108,986)

Loss per share
Basic	$(0.06)			$(0.27)
Diluted	$(0.06)			$(0.27)
Weighted average common shares outstanding
Basic	442,916			442,916
Diluted	442,916			442,916

See accompanying notes to unaudited pro forma condensed consolidated financial information.

MGM Resorts International and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2021
(in thousands, except per share amounts)

		Transaction Accounting	Item in
	Historical	Adjustments	Note 2	Pro Forma
Revenues
Casino	$5,362,912	$—		$5,362,912
Rooms	1,690,037	—		1,690,037
Food and beverage	1,391,605	—		1,391,605
Entertainment, retail and other	1,009,503	—		1,009,503
Reimbursed costs	226,083	—		226,083
	9,680,140	—		9,680,140
Expenses
Casino	2,551,169	—		2,551,169
Rooms	600,942	—		600,942
Food and beverage	1,034,780	—		1,034,780
Entertainment, retail and other	617,635	—		617,635
Reimbursed costs	226,083	—		226,083
General and administrative	2,507,239	1,099,038	(aa),(bb)	3,606,277
Corporate expense	422,777	(25,555)	(bb)	397,222
Preopening and start-up expenses	5,094	—		5,094
Property transactions, net	(67,736)	(1,710)	(bb)	(69,446)
Gain on real estate transactions, net	—	(2,218,988)	(cc)	(2,218,988)
Gain on consolidation of CityCenter, net	(1,562,329)	—		(1,562,329)
Depreciation and amortization	1,150,610	(275,933)	(aa),(bb)	874,677
	7,486,264	(1,423,148)		6,063,116
Income (loss) from unconsolidated affiliates	84,823	(155,817)	(bb)	(70,994)
Operating income	2,278,699	1,267,331		3,546,030
Non-operating income (expense)
Interest expense, net of amounts capitalized	(799,593)	260,298	(aa),(bb)	(539,295)
Non-operating items from unconsolidated affiliates	(83,243)	54,992	(bb)	(28,251)
Other, net	65,941	(38,020)	(bb)	27,921
	(816,895)	277,270		(539,625)
Income before income taxes	1,461,804	1,544,601		3,006,405
Provision for income taxes	(253,415)	(384,447)	(bb),(dd)	(637,862)
Net income	1,208,389	1,160,154		2,368,543
Less: Net loss attributable to noncontrolling interests	45,981	205,503	(bb)	251,484
Net income attributable to MGM Resorts International	$1,254,370	$1,365,657		$2,620,027

Earnings per share
Basic	$2.44			$5.27
Diluted	$2.41			$5.22
Weighted average common shares outstanding
Basic	481,930			481,930
Diluted	487,356			487,356

See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.Basis of Presentation
The unaudited pro forma condensed consolidated financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheets as of March 31, 2022 give effect to the VICI Transaction as if it had occurred on March 31, 2022. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021 and for the period ended March 31, 2022 give effect to the VICI Transaction as if it had occurred on January 1, 2021. The unaudited pro forma condensed consolidated financial information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the VICI Transaction had actually been completed on the dates indicated, nor is it indicative of the future operating results or financial position of MGM.

The VICI Transaction has been accounted for as one transaction in consideration of ASC 810, Consolidation. The MGM-VICI Master Lease and the ground subleases for National Harbor and Beau Rivage have been classified and accounted for as operating leases and the ground sublease for Borgata has been classified and accounted for as a finance lease by the Company for purposes of this unaudited pro forma condensed consolidated financial information.

The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that MGM believes are reasonable, and in many cases are also based on estimates and preliminary information. The assumptions underlying the pro forma adjustments are described herein. Although we believe such assumptions are reasonable under the circumstances and reflect our best currently available estimates and judgments, the conclusions reflected in the unaudited pro forma condensed consolidated financial information are subject to change as further assessment is performed and finalized.

2.Transaction Accounting Adjustments

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)Reflects the consideration received by the Company from VICI consisting of cash consideration of $4.4 billion, reflected within “Cash and cash equivalents,” as well as the retained ownership interest in the VICI OP of approximately 12 million VICI OP units that has a fair value of $375 million based on the closing price of VICI common stock on April 28, 2022 of $30.64 per share, reflected within “Other long-term assets, net,” each offset by the deconsolidation adjustments described in Note 2(b) as well as the estimated $20 million of transaction costs. Changes in the VICI common stock price may impact the results of operations and balance sheet in future periods. If there was a 10% change in the VICI common stock price, the fair value of the investment would change by approximately $37 million.

(b)Reflects the deconsolidation of MGP, which includes the derecognition of assets for which MGM operating subsidiaries were the accounting owner, but which are the legal assets of MGP, and the carrying value of noncontrolling interest, with the net impact being reflected within retained earnings for purposes of these pro forma financial statements. The following table summarizes the effect of derecognition on the balance sheet:

As of March 31, 2022
(in thousands)
Cash and cash equivalents	$(7,614)
Accounts receivable, net	(2)
Income tax receivable	(901)
Prepaid expenses and other	(330)
Property and equipment, net	(9,268,703)
Investments in and advances to unconsolidated affiliates	(818,053)
Operating lease right-of-use assets, net	(240,206)
Other long-term assets, net	(4,266)
Total assets	$(10,340,075)

Accounts payable	$(151)
Accrued interest on long-term debt	(51,619)
Other accrued liabilities	(86,613)
Deferred income taxes, net	(1,284)
Long-term debt, net	(4,168,857)
Operating lease liabilities	(336,651)
Total liabilities	$(4,645,175)

Accumulated other comprehensive loss	$11,723
Noncontrolling interests	$(3,166,926)
Retained earnings adjustment	$(2,539,697)

(c)Reflects the recognition of the right-of-use assets and lease liabilities for the VICI Master Lease and the ground subleases:

	As of March 31, 2022	Account
	(in thousands)
Operating lease right-of-use assets	$12,454,578	Operating lease right-of-use assets, net

Operating lease liability - current	$18,877	Other accrued liabilities
Operating lease liability - noncurrent	12,435,701	Operating lease liabilities
	$12,454,578

Finance lease right-of-use asset	$87,730	Property and equipment, net

Finance lease liability - current	$1,475	Other accrued liabilities
Finance lease liability - noncurrent	86,255	Other long-term obligations
	$87,730

(d)Reflects the increase to deferred tax liabilities of $504 million as a result of the nontaxable gain expected to be recognized as a result of the transaction, as well as the effect of derecognition described in Note 2(b).

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(aa)Reflects the lease costs associated with the VICI Master Lease and the ground subleases for Borgata, Beau Rivage, and National Harbor, as shown below, partially offset by the elimination of historical operations of MGP described in Note 2(bb):

	Three Months Ended March 31, 2022	Year Ended December 31, 2021	Account
	(in thousands)
Operating lease expense	$280,190	$1,120,758	General and administrative

Interest expense	$1,411	$5,644	Interest expense, net of amounts capitalized
Amortization expense	877	3,509	Depreciation and amortization
Total finance lease costs	$2,288	$9,153

(bb) Reflects the deconsolidation of MGP, which includes adjustments to remove expenses related to assets and liabilities recorded by MGM operating subsidiaries, discussed in Note 2(b). The following table summarizes the effect of derecognition on the statements of operations:

	Three Months Ended March 31, 2022	Year Ended December 31, 2021
	(in thousands)
Expenses
General and administrative	$(5,342)	$(21,720)
Corporate expense	(2,782)	(25,555)
Property transactions, net	(1,546)	(1,710)
Depreciation and amortization	(73,810)	(279,442)
	(83,480)	(328,427)
Loss from unconsolidated affiliates	(38,936)	(155,817)
Operating income	44,544	172,610
Non-operating expense
Interest expense, net of amounts capitalized	63,768	265,942
Non-operating items from unconsolidated affiliates	13,524	54,992
Other, net	(29,079)	(38,020)
	48,213	282,914
Income before income taxes	92,757	455,524
Provision for income taxes	(34,235)	(139,404)
Net income	58,522	316,120
Less: Net loss attributable to noncontrolling interests	69,428	205,503
Net income attributable to MGM Resorts International	$127,950	$521,623

(cc) Reflects the estimated gain on the VICI Transaction, based upon the balance sheet amounts as of March 31, 2022, as described in Note 2(b), and the cash consideration and fair value of the investment in VICI OP retained based upon the closing price of VICI common stock on April 28, 2022 net of estimated transaction costs, as described in Note 2(a). This is a non-recurring item.

(dd) Reflects the transaction accounting adjustments to income tax expense to eliminate the historical MGP income taxes, as described in Note 2(bb), and the adjustment for estimated income taxes of all transaction accounting adjustments using MGM’s blended federal and state statutory tax rate of 22.5%.